                                    EXHIBIT 4
                                    ---------

                           1996 EQUITY INCENTIVE PLAN
                           --------------------------

                                    ARTICLE 1
                                    ---------

                       ESTABLISHMENT, PURPOSE AND DURATION
                       -----------------------------------

         1.1. ESTABLISHMENT OF THE PLAN. Signature Inns, Inc., an Indiana corporation (hereinafter referred to as the "Company"), hereby establishes an equity incentive compensation plan to be known as the "Signature Inns, Inc. 1996 Equity Incentive Plan" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the granting of Non-qualified Stock Options, Incentive Stock Options and Restricted Stock.

         Upon approval by the Board of Directors of the Company, subject to ratification by an affirmative vote of holders of a majority of Shares present and entitled to vote at the 1996 Annual Meeting at which a quorum is present, the Plan shall become effective as of February 20, 1996 (the "Effective Date"), and shall remain in effect as provided in Section 1.3 herein.

         1.2. PURPOSE OF THE PLAN. The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Employees and Directors with those of Company stockholders.

         The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract and retain the services of Employees upon whose judgment, interest and special effort the successful conduct of its operation largely is dependent.

         1.3. DURATION OF THE PLAN. Subject to approval by the Board of Directors of the Company and ratification by the stockholders of the Company, the Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article 14 herein, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award be granted under the Plan on or after the tenth (10th) anniversary of the Plan's Effective Date.

         1.4. PRIOR INCENTIVE STOCK OPTION PLAN SUPERSEDED. The Plan is intended to supersede and replace the 1986 Signature Inns, Inc. Incentive Stock Option Plan and to govern in all respects any outstanding unexercised stock options granted under that plan. In addition, any unissued incentive stock options reserved for issuance under the prior plan are, upon adoption of this Plan, reserved for issuance hereunder.

                                    ARTICLE 2
                                    ---------

                          DEFINITIONS AND CONSTRUCTION
                          ----------------------------

         2.1. DEFINITIONS. Whenever used in the Plan, the following terms shall have the meanings set forth below:

        (a) "Award" means, individually or collectively, a grant under this Plan of Non-qualified Stock Options, Incentive Stock Options or Restricted Stock.

        (b) "Board" or "Board or Directors" means the Board of Directors of the Company.

        (c) "Cause" means Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of this agreement. For purposes of this subsection, no act, or failure to act, on Participant's part shall be considered "willful" unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the hotel industry. Notwithstanding the foregoing, the Participant shall be deemed to have been terminated for Cause upon the affirmative vote of not less than fifty percent (50%) of the quorum of the Board at a meeting of the Board called and held for that purpose, which vote shall be recorded in the minutes of such meeting.

        (d) "Change in Control" of the Company shall be defined in accordance with Section 10.2 herein.

        (e) "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto.

        (f) "Committee" means the Committee, as specified in Article 3, appointed by the Board to administer the Plan or the Board if a Committee has not been appointed.

        (g) "Company" means Signature Inns, Inc., an Indiana corporation (including any and all Subsidiaries), or any successor thereto as provided in Article 14 herein.

        (h) "Director" means any individual who is a member of the Board of Directors of the Company or Subsidiary who is not an Employee of the Company or Subsidiary on the relevant date.

        (i) "Disability" means a permanent and total disability as determined under procedures established by the Committee for purposes of the Plan.

        (j) "Employee" means a full-time, salaried Employee of the Company or a Subsidiary. Directors who are not otherwise employed by the Company shall not be considered Employees under this Plan.

        (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute thereto.

        (1) "Fair Market Value" of a Share on any particular date is the closing market price of a Share on the relevant date, according to a stock quotation source selected by the Committee. If the Shares did not trade on the relevant date, the Fair Market Value is determined as of the most recent preceding date for which a quoted price is available, or as of the most recent date for which quoted bid and asked prices are available, whichever is the most recent, from a qualified third party selected by the Committee.

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                Should Fair Market Value be determined at the time of the most recent quoted bid and asked prices, Fair Market Value shall be equal to the average of such bid and asked prices. In the event none of the foregoing information is available, Fair Market Value for a relevant date shall be established by the Board of Directors.

        (m) "Incentive Stock Option," or "ISO," means an option to purchase Shares granted under Article 6 herein, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

        (n) "Non-qualified Stock Option," or "NQSO," means an option to purchase Shares, granted under Article 6 herein, which is not intended to be an Incentive Stock Option.

        (o) "Option" means an Incentive Stock Option or a Non-qualified Stock Option.

        (p) "Option Price" means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

        (q) "Participant" means an Employee or Director of the Company who has outstanding an Award granted under the Plan.

        (r) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Article 7 herein.

        (s) "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act.

        (t) "Retirement" means termination of a Participant's employment with the Company after the Participant attains age 65.

        (u) "Restricted Stock" means an Award granted to an Employee or Director pursuant to Article 7 herein.

        (v) "Rule 16b-3" means Rule 16b-3, as promulgated by the Securities and Exchange Commission, or its successor agency, under Section 16(b) of the Exchange Act, as amended and in effect from time to time, or its successor provision.

        (w)     "Shares" mean the Common Stock of the Company.

        (x) "Subsidiary" means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least 50 percent of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least 50 percent of the combined equity thereof; provided, however, that with respect to Incentive Stock Options, it has the meaning set forth in Section 424(f) of the Code.

         2.2. GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; and, the plural shall include the singular and the singular shall include the plural.

         2.3. SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

                                    ARTICLE 3
                                    ---------

                                 ADMINISTRATION
                                 --------------

       3.1. THE COMMITTEE. The Plan shall be administered exclusively by a Committee appointed by the Board of Directors consisting of not less than two
(2) Directors who serve on the Compensation Committee and who shall be appointed from time to time by, and shall serve at the discretion of, the Board. No member of the Committee shall receive any Award pursuant to the Plan or any similar plan of the Company or any of its Subsidiaries while serving on the Committee, or shall have received any such Award at any time within one (1) year prior to his or her service on the Committee (or, if different, for the time period just necessary to fulfill the then requirements of Rule 16b-3), other than Restricted Stock Shares pursuant to Section 7.2. However, if for any reason the Committee does not qualify to administer the Plan, as contemplated by Rule 16b-3, the Board may appoint a new Committee so as to comply with Rule 16b-3. Subject to the foregoing, the Board may from time to time remove members from the Committee, fill all vacancies in the Committee, however caused, and may select one of the members of the Committee to serve as its Chairman.

         3.2. AUTHORITY OF THE COMMITTEE. The Committee shall have sole power except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; and (subject to the provisions of Article 11 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. The Committee shall recommend any of foregoing determinations and actions in respect of Awards to the Board of Directors, which shall only accept or reject such recommendations, acting by affirmative vote of not less than fifty percent of Directors attending a meeting of the Board called and held for that purpose. No Awards may be granted other than those recommended by the Committee.

         The Committee shall also have the sole power to construe and interpret the Plan and any agreement or instrument entered into under the Plan; and to establish, amend or waive rules and regulations for the Plan's administration. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its authorities as identified hereunder.

         The discretion of the Committee shall be limited to the extent necessary to retain the status of the members of the Committee as "disinterested persons" pursuant to Rule 16b-3.

         3.3. DECISIONS BINDING. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board shall be final, conclusive and binding on all Persons, including the Company, its stockholders, Employees, Participants and their respective successors.

                                    ARTICLE 4
                                    ---------

                           SHARES SUBJECT TO THE PLAN
                           --------------------------

         4.1. NUMBER OF SHARES. Subject to adjustment as provided in Section 4.3 herein, the aggregate number of Shares available for grant under the Plan shall not exceed 750,000 (which includes all Shares in any options awarded under prior plans), provided, however, (i) no more than five (5) percent of the Shares available for grant under the Plan shall be granted other than through Options; and (ii) Shares subject to the Plan (and prior plans) at any time shall not exceed ten (10) percent of then issued and outstanding Shares. The Shares available for grant under the Plan may be either authorized but unissued or Shares that have been reacquired by the Company. The grant of an Option or Restricted Stock Award shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

         4.2. LAPSED AWARDS. If any Award granted under this Plan (or prior plans) terminates, expires, or lapses for any reason, any Shares subject to such Award again shall be available for the grant of an Award under the Plan, with the exception of Restricted Stock Awards upon which dividends have been paid to the Participants.

         4.3. ADJUSTMENTS IN AUTHORIZED SHARES. Except as provided in Section
4.4 hereof, in the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend or split, reverse stock split, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares (in each case, a "Capital Readjustment"), such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options and Restricted Stock granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or enlargement of rights; and provided that the number of Shares subject to any Award shall always be a whole number.

         4.4. CERTAIN CAPITAL READJUSTMENTS IGNORED. Section 4.3 hereof will not apply to a Capital Readjustment which occurs within eighteen (18) months after approval by the stockholders of the Company of the Plan.

                                    ARTICLE 5
                                    ---------

                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         5.1. ELIGIBILITY. Persons eligible to participate in this Plan include all Employees of the Company, including Employees who are members of the Board, and all Directors, including Directors of Subsidiaries; provided, however, that Directors shall be eligible to receive Awards only pursuant to Section 7.2 of this Plan.

         5.2. ACTUAL PARTICIPATION. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible Employees those to whom Awards shall be granted and shall determine the nature and amount of each Award. No Employee or Director shall have any right to be granted an Award under this Plan.

                                    ARTICLE 6
                                    ---------

                                  STOCK OPTIONS
                                  -------------

         6.1. GRANT OF OPTIONS. Subject to the terms and provisions of the Plan, Options may be granted to Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Employee. The Committee may grant ISOs, NQSOs, or a combination thereof. Nothing in this
Article 6 shall be deemed to prevent the grant of NQSOs in excess of the limits on ISO grants imposed by Section 422 of the Code. Notwithstanding anything in this Section 6.1 to the contrary, the aggregate Fair Market Value of Shares with respect to which ISOs are exercisable, determined as of the date of grant, for the first time by a grantee in any calendar year under the Plan shall not exceed $100,000.

         6.2. OPTION AGREEMENT. Each Option grant shall be evidenced by an Option agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, and the percentage of the Option that becomes exercisable on specified dates in the future. The Option agreement also shall specify whether the Option is intended to be an ISO within the meaning of Section 422 of the Code or a NQSO whose grant is intended not to be subject to the provisions of such Section 422. The Option agreement may contain such other provisions as the Committee deems advisable, including an obligation of the Company, to be undertaken at its own expense, to list, register or qualify Shares subject to the Option upon any applicable securities exchange or under any applicable Federal or state law.

         6.3. OPTION PRICE. The Option Price for each grant of an Option to an Employee shall be determined by the Committee, provided that (a) the Option Price shall not be less than the Fair Market Value of the Share(s) covered by the Option on the date of grant; and (b) if at the time an ISO is granted the grantee owns or would be considered to own by reason of Section 424(d) of the Code more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Option Price of the Shares covered by such ISO shall be not less than 110 percent of the Fair Market Value of a Share on the date of grant.

         6.4. DURATION OF OPTIONS. Except as otherwise provided in this Section
6.4 or in Section 6.8 below, each Option granted to an Employee shall expire or terminate at such time as the Committee shall determine at the time of grant. No Option shall be exercisable later than (i) ten (10) years from the date of grant or (ii) five (5) years from the date of grant in the case of an ISO the grantee of which, on the date of grant, owns or would be considered to own by reason of
Section 424(d) of the Code more than ten (10) percent of the total combined voting power of all classes of stock of the Company or any Subsidiary.

         6.5. EXERCISE OF OPTIONS. Options granted to Employees under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which need not be the same for each grant or for each Employee. However, each Non-qualified Stock Option shall become exercisable in respect of 33 1/3 percent of the Shares subject to the Option on the first, second and third anniversary of grant. Notwithstanding any other provision of the Plan, in no event may any Option granted under this Plan to an Employee subject to the restrictions of Section 16 of the Exchange Act become exercisable prior to six (6) months following the date of its grant, or following the date upon which this Plan is approved by stockholders, whichever is later.

         6.6. PAYMENT. Options shall be exercised by the delivery of a written notice of exercise to the Chief Financial Officer of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by payment in full of the Option Price.

         The Option Price upon exercise of any Option shall be payable to the Company in full either (a) in cash or its equivalent, (b) by tendering previously acquired Shares having a Fair Market Value at the time of exercise equal to the total Option Price (provided that the Shares which are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price), or (c) by a combination of (a) and
(b). The proceeds from such a payment shall be added to the general funds of the Company and shall be used for general corporate purposes. In addition, the Company may establish a cashless exercise program in accordance with Federal Reserve Board Regulation T.

         As soon as practicable after receipt of a written notification of exercise and payment in full of the Option Price, the Company shall deliver to the Participant, in the participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

         6.7. RESTRICTIONS ON SHARE TRANSFERABILITY. The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

         6.8. TERMINATION OF SERVICE DUE TO DEATH, DISABILITY, OR RETIREMENT.

                  (a) TERMINATION BY DEATH. In the event death terminates the employment of a Participant, any outstanding Options granted to him that are not exercisable as of the date of termination shall immediately become exercisable. All of such Options shall remain exercisable until their respective expiration dates, or for one (1) year after the termination date, whichever period is shorter, by such Person or Persons as shall have acquired the rights of the Participant under the Option by will or by the laws of descent and distribution.

                  (b) TERMINATION BY DISABILITY. In the event Disability terminates the employment of a Participant, any outstanding Options granted to him that are not exercisable as of the date of termination shall immediately become exercisable. All of such Options shall remain exercisable until their respective expiration dates, or for one (1) year after the date such Disability is determined by the Committee to be total and permanent, whichever period is shorter. Should the Participant die during this period, exercisability of his Options shall be permitted for a period of one (1) year following the date of death.

                  (c) TERMINATION BY RETIREMENT. In the event Retirement terminates the employment of a Participant, any outstanding Options granted to him that are not exercisable as of the date of termination shall immediately become exercisable. All of such Options shall remain exercisable until their respective expiration dates, or for one (1) year after the date of such termination, whichever period is shorter.

         6.9. TERMINATION OF EMPLOYMENT FOR OTHER REASONS. Except as otherwise provided in Section 6.8. above, if the employment of a Participant shall terminate, all outstanding Options that are not exercisable as of the date of termination immediately shall be forfeited to the Company. However, unless such termination is for Cause, the Committee, in its sole discretion, shall have the right immediately to make exercisable all or any portion of such Options. Thereafter, all exercisable Options shall remain exercisable at any time prior to their expiration date, or for one (1) year after the date of termination, whichever period is shorter. If termination is for Cause, all outstanding Options shall be immediately forfeited to the Company and no additional exercise period shall be allowed, regardless of the status of the Options.

        6.10. NONTRANSFERABILITY OF OPTIONS. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or the laws of descent and distribution. Further, all Options granted to an Employee under the Plan shall be exercisable during his or her lifetime only by such Employee.

        6.11. SHAREHOLDER RIGHTS. A Participant holding an Option shall have no rights as a holder of the Shares subject to such Option until the actual issuance of such Shares to him and his payment to the Company of the full purchase price for the Shares. No adjustment will be made for dividends or other rights for which the record date is prior to the date of issuance of the Shares.

                                    ARTICLE 7
                                    ---------

                                RESTRICTED STOCK
                                ----------------

         7.1. GRANT OF RESTRICTED STOCK TO EMPLOYEES. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees in such amounts as the Committee shall determine.

        7.2. GRANT OF RESTRICTED STOCK TO DIRECTORS. Subject to the terms and provisions of the Plan, including Sections 4.3 and 4.4, the Committee shall grant to each Director for no consideration five hundred (500) Shares of Restricted Stock, effective as of the date of his election or re-election to the Board of Directors by the Company's stockholders, provided such Director serves his full term as Director and subject to such other restrictions and conditions as the Committee shall determine pursuant to Section 7.3 hereof. In addition, subject to the foregoing restrictions and conditions, the Committee shall grant to each Director on the Board, on the date of stockholder approval of the Plan, for no consideration that number of Shares of Restricted Stock equal to five hundred (500) multiplied by the fraction obtained from dividing the number of years remaining in such Director's present term, rounded to the nearest complete year, by three (3), with the resulting number of Shares rounded to the nearest whole number.

        7.3. RESTRICTED STOCK AGREEMENT. Each Restricted Stock grant shall be evidenced by a Restricted Stock agreement that shall specify the Period (or Periods) of Restriction and the number of Restricted Stock Shares granted. A Restricted Stock agreement shall also contain such other provisions as the Committee shall determine, including an obligation of the Company, to be undertaken at its own expense, to list, register or qualify Restricted Stock shares upon any applicable securities exchange or under any applicable Federal or state law.

        7.4. TRANSFERABILITY. Except as provided in this Section 7.4, the Shares of Restricted Stock granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Restricted Stock agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Restricted Stock agreement. The Restricted Stock is subject to substantial risk of forfeiture during the Period of Restriction. However, notwithstanding any other provisions of the Plan, in no event may any Restricted Stock granted under the Plan become vested in a Participant prior to six (6) months following the date of its grant, or following the date upon which this Plan is approved by stockholders, whichever is later. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant and may not be transferred.

         7.5. OTHER RESTRICTIONS. The Committee may impose such other restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary, and/or individual), and/or restrictions under or in respect of applicable Federal or state securities or tax laws; and may legend the certificate representing Restricted Stock to give appropriate notice of such restrictions. The Committee may also require that Participants make cash payments at the time of grant or upon lapsing of restrictions. Such cash payments, if imposed, will be in an amount not less than the par value of the Shares.

         7.6. CERTIFICATE LEGEND. In addition to any legends placed on certificates pursuant to Section 7.5 herein, each certificate representing Shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

           "The sale or other transfer of the Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Signature Inns Inc. 1996 Equity Incentive Plan, and in a Restricted Stock agreement dated . A copy of the Plan and such Restricted Stock agreement may be obtained from the Chief Financial Officer of Signature Inns Inc."

        7.7. REMOVAL OF RESTRICTIONS. Except as otherwise provided in this
Section 7.7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by
Section 7.6 removed from his or her Share certificate.

         7.8. VOTING RIGHTS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

        7.9. DIVIDENDS AND OTHER DISTRIBUTIONS. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

        7.10. TERMINATION OF SERVICE DUE TO DEATH OR DISABILITY. In the event death or Disability terminates a Participant's employment with, or a Director's service on the Board of Directors for, the Company, the restrictions on the Restricted Stock held by him shall lapse as of the date of termination (in the case of Disability, the restrictions shall lapse on the date the Participant's Disability is determined by the Committee to be total and permanent).

        7.11. TERMINATION OF SERVICE FOR OTHER REASONS. Except as otherwise provided in Section 7.10. above, if the employment of the Participant or service of a Director shall terminate for any reason, all nonvested Shares of Restricted Stock held by him at that time immediately shall be forfeited and returned to the Company. In the case of such a termination other than for Cause, the Committee, in its sole discretion and with any affected Director abstaining, shall have the right to provide for lapsing of the restrictions on Restricted Stock following termination, upon such terms and provisions as it deems proper. No such right shall exist in respect of a termination for Cause.

                                    ARTICLE 8
                                    ---------

                             BENEFICIARY DESIGNATION
                             -----------------------

        Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Chief Financial Officer of the Company during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to his estate.

                                    ARTICLE 9
                                    ---------

                               RIGHTS OF EMPLOYEES
                               -------------------

         9.1. EMPLOYMENT. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company.

        For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a termination of employment.

         9.2. PARTICIPATION. No Employee shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

                                   ARTICLE 10
                                   ----------

                                CHANGE IN CONTROL
                                -----------------

        10.1. GENERAL. In the event of a Change in Control of the Company as defined in Section 10.2 below, all Options granted under this Plan that are still outstanding and not yet exercisable shall become immediately exercisable as of the date of the Change in Control and shall remain exercisable for their term. Further, all restrictions placed on Restricted Stock Awards shall lapse in the event of a Change in Control.

        10.2. DEFINITION. For purposes of the Plan, a Change in Control shall mean liquidation, dissolution, consolidation, or merger of the Company in which the Company is not the resulting institution, or transfer of all or substantially all of its assets in which the Company is not the resulting institution, except, in each case, where the resulting institution is a Subsidiary of the Company. The Board has final authority to determine the exact date on which a Change in Control has been deemed to have occurred.

                                   ARTICLE 11
                                   ----------

                    AMENDMENT, MODIFICATION, AND TERMINATION
                    ----------------------------------------

        The Committee may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made more than once every six
(6) months or which would (i) impair an Award without the consent of the Participant, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3 or (ii) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no such amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law, agreement or the rules of any exchange upon which the Common Stock is listed or quoted.

        The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but no such amendment shall impair the rights of the Participant without his consent except such an amendment made to cause the Plan or Award to qualify for the exemption provided by Rule 16b-3. The Committee may also substitute new Options for previously granted Options, including previously granted Stock Options having higher option prices.

        Subject to the above provisions, the Committee shall have the authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other factors necessary to administer the Plan in accordance with the intentions of the Company in establishing the Plan and to grant Awards which qualify for beneficial treatment under such rules without shareholder approval.

                                   ARTICLE 12
                                   ----------

                                   WITHHOLDING
                                   -----------

        12.1. TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local income, payroll and unemployment taxes required to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

        12.2. SHARE WITHHOLDING. With respect to withholding required upon the exercise of Options, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event hereunder, Employees may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value, on the date the tax is to be determined, equal to the minimum marginal tax which could be imposed on the transaction.

        Stock withholding upon the exercise of an Option will be done if the Participant makes a signed, written election and one of the following occurs:

           (a) The Option exercise occurs during a "window period" and the election to use stock withholding is made at any time prior to exercise. For this purpose, "window period" means the period beginning on the third (3rd) business day following the date of public release of the Company's quarterly financial information and ending on the twelfth
        (12th) business day following such date. An earlier election can be revoked up until the exercise of the Option during the window period; or

           (b) An election to withhold stock is made at least six (6) months before the Option is exercised. If this election is made, then the Option can be exercised outside of the window period.

        Stock withholding upon the vesting of Restricted Stock will be done if the Participant makes a signed, written election and one of the following occurs:

           (a) The election occurs during a window period, and the Restricted Stock Award is subject to vesting according to a fixed schedule established by the Committee at the time of grant; or

           (b) An election to use stock withholding is made at least six (6) months before vesting occurs.


                                   ARTICLE 13
                                   ----------

                                 INDEMNIFICATION
                                 ---------------

      Each Person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Persons may be entitled under the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                   ARTICLE 14
                                   ----------

                                   SUCCESSORS
                                   ----------

      All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company.

                                   ARTICLE 15
                                   ----------

                               REQUIREMENTS OF LAW
                               -------------------

         15.1. REQUIREMENTS OF LAW. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

         15.2. GOVERNING LAW. To the extent not pre-empted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Indiana.